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                                                                     Exhibit 5.1


                                                       Draft: September 29, 1998


The Seagram Company Ltd.
1430 Peel Street
Montreal, Quebec
H3A 1S9

          Re:  The Seagram Company Ltd.
               Exchange Offer for all issued shares of PolyGram N.V.

Dear Sirs:

     We are acting as Canadian counsel to The Seagram Company Ltd. (the "Company") in connection with the Registration Statement on Form S-4 of the Company under the United States Securities Act of 1933, as amended (the "Registration Statement"), relating to the common shares of the Company (the "Common Shares") to be issued in exchange for shares of PolyGram N.V. ("PolyGram") pursuant to the offer by the Company to acquire all of the issued shares of PolyGram (the "Offer").

     We have examined the Registration Statement and such corporate records, documents or other instruments, and have made such other examinations and inquiries as we have deemed necessary to enable us to express the opinions set forth herein including:


1. a certified copy of the resolutions of the board of directors of the Company approved on May 21 and June 21, 1998 and certified on September 16, 1998; and



2. a copy of Order # 1998-MC-2390 issued by the Commission des valeurs mobilieres du Quebec dated September 16, 1998].



     We are qualified to practice law only in the Province of Quebec, Canada, and do not purport to be experts on, or to express any opinion herein concerning any law other than the laws of the Province of Quebec and the federal laws of Canada applicable therein. We have not made any examination of the laws of the United States of America or of any other foreign jurisdiction or the extent to which such laws may govern or affect the Offer or the issuance of the Common Shares pursuant thereto.

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     Based on the foregoing, we are of the opinion that the Common Shares have been duly authorized for issuance and when issued in accordance with the Offer will be validly issued as fully paid and non-assessable.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Yours truly,



                                        /s/ Goodman Phillips & Vineberg S.E.N.C.